EXHIBIT 10.5

SIXTH AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

@VENTURES PARTNERS III, LLC

THIS SIXTH AMENDMENT, effective as of the 3rd day of February, 2003, to the Limited Liability Company Agreement dated as of June 30, 1999 (as amended to date, the “Agreement”), of @Ventures Partners III, LLC, a Delaware limited liability company (the “LLC”), is by and among the Capital Member and all of the Managing Members of the LLC. Capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings ascribed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members hereby amend the Agreement as follows.

1. Garlinghouse Transfer. The records of the LLC are hereby amended, in order to reflect that (i) effective as of the date of this Amendment, Bradley Garlinghouse (“Garlinghouse”) has transferred all of his right, title and interest in and to the LLC, if any, to the LLC (the “LLC Interest”). The LLC Interest is that of Member for whom an Event of Forfeiture has occurred, and such interest shall not be subject to the provisions of Section 3.04 or 6.06(b) of the Agreement.

2. Interests Acquired. Effective as of the date hereof, the LLC has also acquired from Garlinghouse certain interests in (i) @Ventures Expansion Partners, LLC (“Expansion Partners”), (ii) @Ventures Investors, LLC (“Investors LLC”), (iii) @Ventures Expansion Investors, LLC (“Expansion Investors”) and (iv) CMGI @Ventures IV, LLC (“IV LLC”). The LLC Interest, and all such other interests acquired on the date hereof, are hereinafter referred to as the “Garlinghouse Interests”. The Garlinghouse Interests shall not constitute Investments for purposes of the Agreement.

3. Definitions. The definition of the term “Other Cash Receipts” included in Article I of the Agreement is hereby amended to read in its entirety as follows:

“Other Cash Receipts” means cash receipts of the LLC, exclusive of capital contributions of the Members, which the Voting Managing Members reasonably determine are not allocable to Investments, provided that distributions of cash and property received in respect of the Garlinghouse Interests shall not constitute Other Cash Receipts.”

4. Amendment to Section 4.01(b). Section 4.01(b) of the Agreement is hereby amended to read in its entirety as follows:

“(b) Subject to the provisions of Sections 4.02 and 9.02(b) below: (I) Distributable Cash and Property related to an Investment shall be distributed to the Members in proportion to their respective Investment Percentage Interests in such Investment on the date the LLC makes such distribution; (ii) Distributable Other Cash shall be distributed to the Members in proportion to their respective Percentage Interests on the date the LLC makes such distribution; and (iii) distributions of cash and property received in respect of the Garlinghouse Interests shall be distributed to the following Members in the following proportions:

Peter H. Mills	36.01%
David S. Wetherell	36.01%
CMG @Ventures Capital Corp.	10.00%
David J. Nerrow, Jr.	8.99%
Marc D. Poirier	8.99%”

5 Amendment to Section 5.01(a). Section 5.01(a) of the Agreement is hereby amended to read in its entirety as follows:

“(a) Net Profits and Net Losses shall be computed on an Investment by Investment basis as of the end of each fiscal year (or other relevant period). Except as provided in Section 5.02 below (which shall be applied first) and Section 5.01(b) below, Net Profits and Net Losses attributable to a particular Investment shall be allocated among the Members in proportion to their respective Investment Percentage Interests in such Investment. Net Profits and Net Losses attributable to Other Cash Receipts shall be allocated among the Members in proportion to their respective Percentage Interests. Net Profits and Net Losses attributable to the Garlinghouse Interests shall be allocated among the Members in the following proportions:

Peter H. Mills	36.01%
David S. Wetherell	36.01%
CMG @Ventures Capital Corp.	10.00%
David J. Nerrow, Jr.	8.99%
Marc D. Poirier	8.99%”

6. No Other Amendments. In all other respects, the Agreement is hereby ratified and confirmed.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

CAPITAL MEMBER:

CMG @VENTURES CAPITAL CORP.

By	/s/ Peter L. Gray
Name	Peter L. Gray
Title	Secretary

MANAGING MEMBERS (to be executed by all Managing Members):

/s/ Peter H. Mills
Peter H. Mills

/s/ David J. Nerrow, Jr.
David J. Nerrow, Jr.

/s/ Marc Poirier
Marc Poirier

/s/ David S. Wetherell
David S. Wetherell